Exhibit 99.1

BioTime Signs Agreement with USCN Life Science to Source Antibody-Based Products

ALAMEDA, Calif.--(BUSINESS WIRE)--December 21, 2011--BioTime, Inc. (NYSE Amex: BTX) today announced agreements with USCN Life Science, Inc. (USCN) of Wuhan, China, granting BioTime an option to license USCN’s antibody-producing cell lines and certain related technology that may be used by BioTime and its subsidiary OncoCyte Corporation for the large-scale manufacture of the antibody components of PanC-DxTM. PanC-DxTM is a novel diagnostic technology discovered at BioTime and OncoCyte that is intended to detect the presence of various human cancers, including cancers of the breast, lung, bladder, uterus, stomach, and colon, during routine check-ups. Initial studies performed by OncoCyte indicate that PanC-DxTM may be useful for detecting a much wider range of cancer types than can be detected by blood tests currently available to clinicians. The option agreement for sourcing the antibody-producing cell lines will facilitate attainment of the goal of launching PanC-DxTM for use in cancer screening in Europe in 2013, followed by entry into the United States and other markets.

In addition to this option agreement, BioTime and USCN signed a distribution agreement granting BioTime and its subsidiaries the right to market over four thousand diverse ELISA and CLIA kits for detecting a wide array of other proteins for the stem cell research market. Beginning in 2012, BioTime plans to sell these research products through its subsidiary LifeMap Sciences, Inc.

Background

OncoCyte scientists have identified a pattern of proteins produced by tumors that can be detected in the blood of cancer patients, but not in the blood of healthy people. In laboratory tests, the percentage of times that the test correctly identified people as having cancer versus being cancer-free was higher than that of commonly used cancer diagnostics such as the prostate-specific antigen test for prostate cancer. The use of new cancer diagnostics is experiencing rapid growth; according to data from Business Insights, Ltd. revenues will reach US $8.14 billion by 2014, thus outpacing the growth of the general diagnostics market.

OncoCyte intends to initially develop and market PanC-DxTM in Europe before seeking regulatory approvals required to market the product in the United States and other countries. OncoCyte will be pursuing full medical device quality system certification, which should be achieved by the fourth quarter of 2013.

An important factor in the rapid development of antibody-based diagnostics is a scalable source of the antibodies that specifically recognize a target protein. USCN Life Sciences offers thousands of diverse antibody-based assay kits for enzyme-linked immunosorbent assay (ELISA) and chemiluminescent immuno-assay (CLIA). These kits utilize antibodies that recognize a wide array of proteins and are useful in the measurement of the levels of these proteins for research purposes. These antibodies are produced from cell lines called hybridomas. A hybridoma cell line is an expandable culture of cells engineered to secrete a distinct antibody known as a monoclonal antibody that is directed to a specific protein. The specific combination of antibodies in PanC-DxTM useful in diagnosing tumors in patients is proprietary technology developed by OncoCyte. As a result of the agreement with USCN, OncoCyte will have the choice of creating its own antibody-producing cell lines to manufacture the components of PanC-DxTM, or of saving time and development costs by using existing USCN hybridomas under a royalty-bearing license.

“The option to use USCN’s hybridomas for the manufacture of the antibody components of PanC-DxTM will allow OncoCyte to keep the development of its lead human pan-cancer diagnostic product on the fast track,” said Michael D. West, Ph.D., CEO of BioTime. “We are also impressed with the quality of the antibody-based products manufactured by USCN Life Sciences, and look forward to collaborating with USCN to distribute over 4,000 diverse ELISA and CLIA kits to the stem cell research community through the LifeMap database currently under development by LifeMap Sciences Ltd. of Tel Aviv, Israel.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

About USCN Life Science, Inc.

USCN Life Science Inc. is a biotechnology company based in Wuhan, China, concentrating on producing detection reagents and related biological reagents used primarily for academic research. USCN applies innovative techniques to efficiently extract and isolate natural proteins from both animal and plant sources. USCN also obtains recombinant proteins by gene construction, expression and protein purification. Researchers in USCN’s Antibody Center are able to modify small molecules to improve immunogenicity. They have accumulated rich experience and mastered the methods of immunizing, collecting, fusing, selecting, isolating, and purifying polyclonal antibodies, as well as preparing, identifying, and storing those antibodies. USCN’s automated production technology ensures the stability of product quality and reduces intra-assay coefficient variations. Through its Technology & Quality Department, USCN enforces technical parameters and quality standards, and provides after-sale service and technical consultation for the company’s customers.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://www.b2i.us/irpass.asp?BzID=1152&to=ea&s=0

CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
or
Judith Segall
510-521-3390, ext 301
jsegall@biotimemail.com